Exhibit 10.45

SECURED PROMISSORY NOTE

EFFECTIVE DATE AND PARTIES. This Secured Promissory Note (Note) is made effective as of September 23, 2009.  The parties and their addresses are:

LENDER (“You” and “Your”):
JACK PETERSEN
415 Knollwood Rd
Ridgewood, NJ  07450

BORROWER (“we,’ ‘us,’ and “our”):
PROUROCARE INC
a Minnesota Corporation
6440 Flying Cloud Dr., STE 101
Eden Prairie, MN  55344

1.                                      PROMISE TO PAY.  For value received, we promise to pay you or your order, at your address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Note up to the maximum total principal balance of $ 300,000 (Principal), plus interest from the date of disbursement, on the unpaid outstanding Principal balance until this Note is paid in full.

2.                                      STOCK INTEREST PAYMENT.  In lieu of cash interest, we will issue to you 666 shares of ProUroCare Medical Inc. $0.00001 par value common stock per $100,000 principal amount outstanding each month or portion thereof that the principal amount of the Note remains unpaid.  The shares will accrue and be issued upon payment in full of the Principal.  We agree to pay the entire unpaid Principal and any accrued but unpaid interest on March 28, 2011.

3.                                      PREPAYMENT.  We may prepay this Loan in full or in part at any time.  Any partial prepayment will not excuse any later scheduled payments until we pay in full.

4.                                      SECURITY INTEREST.  The term “Secured Debt” refers to the Principal and any unpaid interest accrued thereon.  To secure the payment and performance of the Secured Debt, we give you a security interest in all of the Property described in this Note that we own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products from the Property (including, but not limited to, all parts, accessories, repairs, replacements, improvements, and accessions to the Property).  “Property” is all the collateral given as security for the Secured Debt and described in this Note, and includes all obligations that support the payment or performance of the Property.  “Proceeds” includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.

We represent that we own or have rights in all of the Property.  The Property has been pledged as collateral to secure loans at Crown Bank and your security interest in the Property is subordinate to the security interest of Crown Bank, its successors or assigns or any replacement senior secured lender (the “Senior Secured Lender”), or as otherwise disclosed in writing to you prior to any advance on the Secured Debt.  The Property has also been pledged as collateral to secure loans from the Phillips W. Smith Family Trust (Smith Trust) and Jack Petersen.  Your claim to the Property is equal to the claim of the Smith Trust, Mr. Petersen and other secured creditors who have a security interest in the Property similar to yours

5.                                      PROPERTY DESCRIPTION.  The Property is described as follows:

A.                                  Inventory.  All inventory which we hold for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in our business.

B.                                  Accounts and Other Rights to Payment.  All rights we have now or in the future to payments including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned, whether or not we have earned such payment by performance.  This includes any rights and interests (including all liens and security interests) which we may have by law or agreement against any Account Debtor or obligor of ours.

C.                                  General Intangibles.  All general intangibles including, but not limited to, tax refunds, applications for patents, patents, licenses, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use our name.

D.                                  Equipment.  All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, and parts and tools.  All equipment described in a list or schedule which we give to you will also be included in the Property, but such a list is not necessary for a valid security interest in our equipment.

6.                                      DUTIES TOWARD PROPERTY.

A.                                  Protection of Secured Party’s Interest.  We will defend the Property against any other claim other than the lien in favor of the Senior Secured Lender and other secured creditors who have a security interest in the Property similar to yours.  We agree to do whatever you reasonably require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors other than the lien in favor of the Senior Secured Lender and equal to the claim of other secured creditors who have a security interest in the Property similar to yours.  We will not do anything to harm your position.

We will keep books, records and accounts about the Property and our business in general.  We will let you examine these and make copies at any reasonable time.  We will prepare any report or accounting you reasonably request which deals with the Property.

B.                                  Use, Location, and Protection of the Property.  We will keep the Property in our possession and in good repair.  We will use it only for commercial purposes.  We will not cause or permit waste to the Property.

Until the Secured Debt is fully paid and this Note is terminated, we will not grant a security interest having priority over your security interest in any of the Property without your prior written consent other than the lien in favor of the Senior Secured Lender.  We will pay all taxes and assessments levied or assessed against us or the Property and provide timely proof of payment of these taxes and assessments upon request.

C.                                  Selling, Leasing or Encumbering the Property.  We will not sell, offer to sell, lease, or otherwise transfer or encumber the Property without your prior written permission, except for Inventory sold in the ordinary course of business at fair market value, or at a minimum price established between you and us and except for the lien in favor of the Senior Secured Lender and liens in favor of other secured creditors who have a security interest in the Property similar to yours.  If we are in default under this Note, we may not sell the Inventory portion of the Property even in the ordinary course of business.  Any disposition of the Property contrary to this Note will violate your rights.  Your permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee.  We will not permit the Property to be the subject of any court order affecting our rights to the Property in any action by anyone other than you.

7.                                      DEFAULT.  You may demand payment in full if any of the following occur:

A.                                  Payments.  We fail to make a payment in full when due, and fail to make such payment within five (5) days’ of your giving us notice of such failure to make the payment.

B.                                  Default of Secured Debt.  We default under the terms of any other debt collateralized by the Property.

C.                                  Insolvency or Bankruptcy.  Our dissolution or insolvency, the appointment of a receiver by us or on our behalf, the application of any debtor relief law by us, the assignment for the benefit of creditors by us or on our behalf, the voluntary or involuntary termination of our existence, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against us.

D.                                  Business Termination.  We merge, dissolve, reorganize or end our business or existence.

E.                                    Failure to Perform.  We fail to perform any condition or to keep any promise or covenant of this Note and fail to cure this lack of performance within fifteen (15) days of your giving us notice thereof.

F.                                    Misrepresentation.  We make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

G.                                  Judgment.  We fail to satisfy or appeal any judgment against us.

H.                                  Forfeiture.  The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

I.                                       Name Change.  We change our name or assume an additional name without notifying you before making such a change.

8.                                      WAIVERS AND CONSENT.  To the extent not prohibited by law, we waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.  You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.  You may invoke your right of set-off.  Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon our strict performance of any provisions contained in this Note shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

9.                                      REMEDIES.  After we default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following,

A.                                  Acceleration.  You may make all or any part of the amount owing by the terms of this Note immediately due.

B.                                  Sources.  You may use any and all remedies you have under state or federal law.

C.                                  Set-Off.  You may use the right of set-off.  This means you may set-off any amount due and payable under the terms of this Note against any right we have to receive money from you.

D.                                  Waiver.  Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy.  You do not waive a default if you choose not to use a remedy.  By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

10.                               COLLECTION EXPENSES AND ATTORNEYS’ FEES.  On or after Default, to the extent permitted by law, we agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Note.  Expenses include, but are not limited to, attorneys’ fees, court costs and other legal expenses.  All fees and expenses will be secured by the Property we have granted to you, if any.  In addition, to the extent permitted by the United States Bankruptcy Code, we agree to pay the reasonable attorneys’ fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against us,

11.                               WARRANTIES AND REPRESENTATIONS.  We make to you the following Warranties and representations which will continue as long as this Note is in effect:

A.                                  Power.  We are duly organized, and validly existing and in good standing in all jurisdictions in which we operate.  We have the power and authority to enter into this transaction and to carry on our business or activity as it is now being conducted and, as applicable, are qualified to do so in each jurisdiction in which we operate.

B.                                  Authority.  The execution, delivery and performance of this Note and the obligation evidenced by this Note are within our powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which we are a party or to which we are or any of our Property is subject, unless consent with respect thereto has been obtained.

12.                               APPLICABLE LAW.  This Note is governed by the laws of Minnesota, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.  In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Minnesota, unless otherwise required by law.

13.                               SUCCESSORS.  This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against us and our successors and assigns.

14.                               AMENDMENT, INTEGRATION AND SEVERABILITY.  This Note may not be amended or modified by oral agreement.  No amendment or modification of this Note is effective unless made in writing and executed by you and us.  This Note is the complete and final expression of the agreement.  If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

15.                               INTERPRETATION.  Whenever used, the singular includes the plural and the plural includes the singular.  The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

16.                               ERRORS AND OMISSIONS.  We agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and us.  We agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

17.                               SIGNATURES.  By signing, we agree to the terms contained in this Note.  We also acknowledge receipt of a copy of this Note.

BORROWER:

PROUROCARE INC.

By	/s/ Richard C. Carlson	9/23/09
	Richard C. Carlson	Date

Its: Chief Executive Officer